As filed with the Securities and Exchange Commission on July 22, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tampa Electric Company

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-0475140
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

David E. Schwartz, Esq.

Secretary

Tampa Electric Company.

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Aileen C. Meehan, Esq.

Locke Lord LLP

Brookfield Place

200 Vesey Street, 20th Floor

New York, New York 10281

(212) 912-2982

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-216310

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Tampa Electric Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities	$55,000,000	$6,666.00

(1)

The Registrant previously registered debt securities, first mortgage bonds and preferred stock with a maximum aggregate offering price of $1,000,000,000 on a Registration Statement on Form S-3 (File No. 333-216310) which was declared effective on March 10, 2017 (the “Related Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of debt securities having a proposed maximum aggregate offering price representing no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is being registered under this Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Related Registration Statement exceed $1,055,000,000.

(2)

Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of debt securities being registered hereby. The Registrant previously registered securities pursuant to the Related Registration Statement for which a registration fee of $115,900 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

The Registrant is filing this Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-216310) filed with the Commission on February 28, 2017, and declared effective by the Commission on March 10, 2017 (the “Related Registration Statement”). This Registration Statement on Form S-3 is being filed for the purpose of registering an additional amount of securities equal to 20% of the remaining $275,000,000 of securities eligible to be sold under Related Registration Statement, or $55,000,000 of additional securities. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Related Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description of Exhibit

5.1*	Opinion of Locke Lord LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Locke Lord LLP (included in Exhibit 5.1).

25.1*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon in respect of the Indenture dated as of July 1, 1998, between Tampa Electric Company and The Bank of New York Mellon, as Trustee.

*	Filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1*	Opinion of Locke Lord LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Locke Lord LLP (included in Exhibit 5.1).

25.1*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon in respect of the Indenture dated as of July 1, 1998, between Tampa Electric Company and The Bank of New York Mellon, as Trustee.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 22, 2019.

TAMPA ELECTRIC COMPANY

By:	/s/ Nancy Tower
Nancy Tower
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 22, 2019.

Signature	Title

/s/ Nancy Tower NANCY TOWER	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory W. Blunden GREGORY W. BLUNDEN	Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Accounting Officer)

/s/ Scott Balfour SCOTT BALFOUR	Chairman of the Board and Director

/s/ Robert R. Bennett ROBERT R. BENNETT	Director

/s/ Ana-Marie Codina Barlick ANA-MARIE CODINA BARLICK	Director

/s/ Patrick J. Geraghty PATRICK J. GERAGHTY	Director

/s/ Pamela D. Iorio PAMELA D. IORIO	Director

/s/ Rhea F. Law RHEA F. LAW	Director

/s/ Rasesh Thakkar RASESH THAKKAR	Director

/s/ Will Weatherford WILL WEATHERFORD	Director